EXHIBIT 99.1

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

Aisling Capital IV, LP
Steve Elms
Andrew N. Schiff, M.D.

Address of Joint Filers:
c/o Aisling Capital Management LP
888 Seventh Avenue, 12th Floor
New York, NY 10106

Designated Filer: Aisling Capital IV, LP
Issuer and Ticker Symbol: Zosano Pharma Corporation [ZSAN]
Date of Event: March 29, 2018
Signatures of Joint Filers:

AISLING CAPITAL IV, LP

By:	Aisling Capital Partners IV, LP
General Partner

By:	Aisling Capital Partners IV LLC
General Partner

By:	/s/ Andrew Schiff
Name: Andrew Schiff
Title: Managing Member

/s/ Steve Elms
Steve Elms

/s/ Andrew Schiff
Andrew Schiff